                                                 EXHIBIT 20.10

                           UCFC Acceptance Corporation
                  Home Equity Loan Pass-Through Certificates
                           Series 1996-C1 and 1996-C2

                         Statement To Certificateholders


  Distribution Date:     January 15, 1997


  LOAN GROUP 1 PRINCIPAL BALANCE:         291,930,791.94
  TOTAL PRINCIPAL:                          2,622,471.85
  PREPAYMENTS:                              2,164,716.36
  NET LIQUIDATION PROCEEDS:                         0.00
  TOTAL INTEREST:                           2,945,039.29

  LOAN GROUP 2 PRINCIPAL BALANCE:         193,646,039.14
  TOTAL PRINCIPAL:                          2,360,165.67
  PREPAYMENTS:                              2,197,330.76
  NET LIQUIDATION PROCEEDS:                         0.00
  TOTAL INTEREST:                           1,656,298.74


  SUBSTITUTION AMOUNTS GROUP 1:                     0.00
  LOAN PURCHASE PRICES GROUP 1:                     0.00

  SUBSTITUTION AMOUNTS GROUP 2:                     0.00
  LOAN PURCHASE PRICES GROUP 2:                     0.00

  RESERVE ACCOUNT BALANCE:                 15,615,883.72

  SPECIFIED RESERVE ACCOUNT REQUIREMENT:   31,250,000.00

  CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
      AS OF THE CURRENT PAYMENT DATE:               0.00

  SUBORDINATED AMOUNT
      AS OF THE CURRENT PAYMENT DATE:      85,000,000.00

  GROUP 1 INSURED PAYMENT RELATING
   TO THE CURRENT PAYMENT DATE:                     0.00
  GROUP 2 INSURED PAYMENT RELATING
   TO THE CURRENT PAYMENT DATE:                     0.00

  SERVICING FEES DUE GROUP 1:                 122,730.52
  SERVICING FEES DUE GROUP 2:                  81,669.25

  GUARANTEE FEES DUE GROUP 1:                 688,916.18
  GUARANTEE FEES DUE GROUP 2:                 275,350.63


                                Page 24
                                 (c) COPYRIGHT 1997 Bankers Trust Company

                          UCFC Acceptance Corporation
                 Home Equity Loan Pass-Through Certificates
                          Series 1996-C1 and 1996-C2
                       Statement To Certificateholders

  Distribution Date: January 15, 1997

  GROUP 1 REALIZED LOSSES FOR THE RELATED
      REMITTANCE PERIOD:                                         0.00
  GROUP 1 CUMULATIVE REALIZED LOSSES
      AS OF THE CURRENT PAYMENT DATE:                            0.00


  GROUP 2 REALIZED LOSSES FOR THE RELATED
      REMITTANCE PERIOD:                                         0.00
  GROUP 2 CUMULATIVE REALIZED LOSSES
      AS OF THE CURRENT PAYMENT DATE:                            0.00

  CLASS A-1 LIBOR RATE FOR THE RELATED
      ACCRUAL PERIOD:                                          5.7350%

  CLASS A-7 LIBOR RATE FOR THE RELATED
      ACCRUAL PERIOD:                                          5.9250%


  DELINQUENT AND                                                          LOANS
  FORECLOSURE LOAN             30 TO 59       60 TO 89      90 AND OVER   IN
  INFORMATION                  DAYS           DAYS          DAYS          FORE-
                                                                          CLOSURE
----------------------------------------------------------------------------------

PRINCIPAL BALANCE-GROUP 1      7,869,932.17   2,452,795.93  1,097,390.31  0.00
NUMBER OF LOANS                         148             57            21     0

PRINCIPAL BALANCE-GROUP 2      5,003,667.39   2,162,933.94    390,946.85  0.00
NUMBER OF LOANS                          71             30             8     0

AGGREGATE PRINCIPAL BALANCE   12,873,599.56   4,615,729.87  1,488,337.16  0.00
AGGREGATE NUMBER OF LOANS               219             87            29     0

  Note: Quantity and Principal Balance of Foreclosures and
        Bankruptcies are Included in the Delinquency Figures.
------------------------------------------------------------------------------


  LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                             10

  PRINCIPAL BALANCE OF LOANS IN
    BANKRUPTCY PROCEEDINGS-GROUP 1:                            419,496.46

  LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                              7

  PRINCIPAL BALANCE OF
    LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                   425,768.90

  REO LOANS - GROUP 1:                                                  0
  PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                          0.00

  REO LOANS - GROUP 2:                                                  0

  PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                          0.00

  BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                          0.00
  REO PROCEEDS:                                                      0.00

  REO PROPERTY MATTERS:            (SEE ATTACHMENTS, IF ANY)

  OTHER FORECLOSURE INFORMATION:   (SEE ATTACHMENTS, IF ANY)

                                  (c) COPYRIGHT 1997 Bankers Trust Company

                     UCFC Acceptance Corporation
             Home Equity Loan Pass-Through Certificates
                      Series 1996-C1 and 1996-C2

                    Statement To Certificateholders

  Distribution Date:     January 15, 1997

  CLASS A-1 INTEREST SHORTFALL AMOUNT:                           0.00
  CLASS A-2 INTEREST SHORTFALL AMOUNT:                           0.00
  CLASS A-3 INTEREST SHORTFALL AMOUNT:                           0.00
  CLASS A-4 INTEREST SHORTFALL AMOUNT:                           0.00
  CLASS A-5 INTEREST SHORTFALL AMOUNT:                           0.00
  CLASS A-6 INTEREST SHORTFALL AMOUNT:                           0.00
  CLASS A-7 INTEREST SHORTFALL AMOUNT:                           0.00


  CLASS A-1 PRINCIPAL SHORTFALL AMOUNT:                          0.00
  CLASS A-2 PRINCIPAL SHORTFALL AMOUNT:                          0.00
  CLASS A-3 PRINCIPAL SHORTFALL AMOUNT:                          0.00
  CLASS A-4 PRINCIPAL SHORTFALL AMOUNT:                          0.00
  CLASS A-5 PRINCIPAL SHORTFALL AMOUNT:                          0.00
  CLASS A-6 PRINCIPAL SHORTFALL AMOUNT:                          0.00
  CLASS A-7 PRINCIPAL SHORTFALL AMOUNT:                          0.00

  CLASS A-1 CARRY-FORWARD AMOUNT:                                0.00
  CLASS A-2 CARRY-FORWARD AMOUNT:                                0.00
  CLASS A-3 CARRY-FORWARD AMOUNT:                                0.00
  CLASS A-4 CARRY-FORWARD AMOUNT:                                0.00
  CLASS A-5 CARRY-FORWARD AMOUNT:                                0.00
  CLASS A-6 CARRY-FORWARD AMOUNT:                                0.00
  CLASS A-7 CARRY-FORWARD AMOUNT:                                0.00



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                              (c) COPYRIGHT 1997 Bankers Trust Company